Exhibit 4.1

EXECUTION VERSION

NORFOLK SOUTHERN CORPORATION

as Issuer

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee
______________

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 13, 2013

to

INDENTURE

Dated as of March 15, 2012
______________

4.800% Senior Notes due 2043

TABLE OF CONTENTS

THIRD SUPPLEMENTAL INDENTURE dated as of August 13, 2013 (this “Third Supplemental Indenture”), by and between Norfolk Southern Corporation, a Virginia corporation, as issuer (the “Company”), and U.S. Bank Trust National Association, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of March 15, 2012, to the Trustee (the “Base Indenture” and, as hereby amended by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s unsubordinated and unsecured debt securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities under the Base Indenture to be known as its “4.800% Senior Notes due 2043” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Third Supplemental Indenture;

WHEREAS, the execution and delivery of this Third Supplemental Indenture and the issuance of the Notes have been authorized by a Board Resolution and the Board of Directors has authorized the proper officers of the Company to execute and deliver any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Third Supplemental Indenture is being entered into pursuant to the provisions of Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and other valuable consideration receipt of which is hereby acknowledged by the Company, and for the purpose of setting forth, as provided in the Base Indenture, the form, terms and conditions of the Notes, the Company covenants and agrees with the Trustee for the benefit of the Holders of the Notes, as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions. Unless the context otherwise requires, capitalized terms used but not defined herein or in the recitals above have the respective meanings set forth in the Base Indenture. The following additional terms are hereby established for purposes of this Third Supplemental Indenture and shall have the meaning set forth in this Third Supplemental Indenture only for purposes of this Third Supplemental Indenture.

“Notes” has the meaning set forth in the recitals above.

“Below Investment Grade Ratings Event” means, with respect to the Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Notes are rated below investment grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Notes.

“DTC” means The Depository Trust Company.

 “Global Note” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.11 of the Base Indenture.

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“Interest Payment Date” means, with respect to the payment of interest on the Notes, April 1 and October 1 of each year.

“investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The rules of construction set forth in Section 1.04 of the Base Indenture shall apply to this Third Supplemental Indenture.

ARTICLE II

Establishment of the Notes

SECTION 2.01.  Designation and Establishment. Pursuant to the terms hereof and Section 2.01 of the Base Indenture, the Company hereby establishes a new series of Securities designated as the “4.800% Senior Notes due 2043.” The series of Notes may be reopened, from time to time, for issuances of additional Securities of such series. Any such additional Securities shall have the same ranking, interest rate, Stated Maturity and other terms as the Notes.  Any such additional Securities, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture.

SECTION 2.02.  Form of the Notes. The Notes shall be issued in substantially the form set forth in Exhibit A hereto.

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SECTION 2.03.  Principal Amount of the Notes. The Notes shall be initially issued in an aggregate principal amount of $500,000,000.

SECTION 2.04.  Interest Rates; Stated Maturity. The Notes issued pursuant to this Third Supplemental Indenture shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 13, 2013 at the rate of 4.800% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from August 13, 2013, or from the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 15 and August 15, commencing on February 15, 2014; and the record date for the interest payable on any Interest Payment Date is the close of business on the February 1 or August 1, as the case may be, next preceding the relevant Interest Payment Date. The Notes shall have a Stated Maturity of August 15, 2043.

SECTION 2.05.  No Sinking Fund. No sinking fund is provided for the Notes.

SECTION 2.06.  Global Notes and Denomination of the Notes. Upon the original issuance, the Notes shall be represented by one or more Global Notes.  The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Notes with the Trustee as Custodian for DTC in New York, New York, and register the Global Notes in the name of DTC or its nominee.

SECTION 2.07.  Optional Redemption. The Notes are subject to redemption at the option of the Company as set forth in the form of Note attached hereto as Exhibit A.

SECTION 2.08.  Change of Control Repurchase Event. (a)  If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes pursuant to paragraph 5 of the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Repurchase Date (defined below). Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or

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regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(c) On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer;

(2)	deposit with the Trustee or with such Paying Agent as the Trustee may designate an amount equal to the aggregate Repurchase Price for all Notes or portions of Notes properly tendered; and

(3)
deliver, or cause to be delivered, to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Notes pursuant to the Repurchase Offer have been complied with.

(d) The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Notes, or portions of Notes, properly tendered the Repurchase Price for such Notes, or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, as applicable; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e) The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes or portions of Notes properly tendered and not withdrawn under its offer.

ARTICLE III

Miscellaneous

SECTION 3.01.  Application of Third Supplemental Indenture. Except as expressly provided herein, each and every term and condition contained in this Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes established hereby and not to any other series of Securities established under the Base Indenture. Except as specifically amended and

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supplemented by, or to the extent inconsistent with, this Third Supplemental Indenture, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 3.02.  Effective Date of Third Supplemental Indenture. This Third Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

SECTION 3.03.   Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original of the Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.04.  Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 3.05.  Governing Law. This Third Supplemental Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Marta R. Stewart
Name: Marta R. Stewart Title: Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick J. Crowley
Name: Patrick J. Crowley Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF FACE OF INITIAL NOTE]

No. _______	[Up to]**$_________

4.800% Senior Note due 2043

CUSIP No. 655844 BN7

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $_______________ adjusted as set forth on the Schedule of Increases or Decreases annexed hereto on August 15, 2043.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 2014.

Record Dates: February 1 and August 1.

Additional provisions of this Global Note are set forth on the other side of this Global Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

       AUTHENTICATION

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of

the Global Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL GLOBAL NOTE]

4.800% Senior Note due 2043

  1.     Interest

NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2014.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2013.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate per annum borne by the Notes, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Notes to the extent lawful.

  2.     Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on the February 1 or August 1, as the case may be, next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

  3.     Paying Agent and Registrar

Initially, U.S. Bank Trust National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

  4.     Indenture

The Company issued the Notes under a Base Indenture, dated as of March 15, 2012, as supplemented by the Third Supplemental Indenture, dated as of August 13, 2013

(together the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined in the Notes have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are unsubordinated, unsecured obligations of the Company.  This Note is one of the Notes referred to in the Indenture initially issued in an aggregate principal amount of $500,000,000.  The Notes include such $500,000,000 aggregate principal amount of Notes and an unlimited aggregate principal amount of additional Notes that may be issued under the Indenture.  Such Notes and such additional Notes will be treated as a single series and class of Securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens, consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

  5.     Optional Redemption

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company as set forth in this paragraph 5.  If the Notes are redeemed prior to the date that is six months prior to the Stated Maturity of the Notes, the Redemption Price of the Notes to be redeemed will be equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus in each case accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

If the Notes are redeemed on or after the date that is six months prior to the Stated Maturity, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued interest to, but not including, the Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable

Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such Redemption Date. The Treasury Yield will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

 “Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and two other primary U.S. Government securities dealers in New York, New York (“Primary Treasury Dealers”) appointed by the Company and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

  6.     Sinking Fund

The Notes are not subject to any sinking fund.

  7.     Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

  8.     Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange

Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 Business Days prior to the mailing of a notice of redemption of Notes to be redeemed or 15 Business Days before an Interest Payment Date.

  9.     Persons Deemed Owners

The Holder of this Note may be treated as the owner of it for all purposes.

  10.     Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

  11.     Discharge

Subject to certain conditions, the Company at any time may terminate its Obligations under the Notes and the Indenture if the Company deposits with the Trustee money, Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to the Redemption Date or Stated Maturity, as the case may be.

  12.     Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such supplemental indenture shall without the consent of each Holder of Notes (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of interest on any Notes; (iii) reduce the principal amount of or the premium, if any, on any Notes or change the Stated Maturity of any Notes; (iv) change the place, manner, timing or currency of payment of principal of, premium, if any, or interest on any Notes; or (v) make any change in the amendment and waiver provisions of such provisions.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby, on behalf of all of the Holders of Notes, to waive compliance by the Company with any provision of the Indenture or the Notes of such series affected, provided that such waiver shall not affect the above provisions (i) – (v).

  13.     Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul any declaration of acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration.

  14.     Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

  15.     No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

  16.     Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the Obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those Obligations.

  17.     Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

  18.     Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

  19.     Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

  20.     CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

FORM OF ASSIGNMENT

For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________.  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian